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                                                                   EXHIBIT 23.02



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-87194) of Brooks Automation, Inc. of our report dated November 14, 2001, except for the first paragraph of Note 15, as to which the date is December 13, 2001, relating to the financial statements and financial statement schedule, which appears in Brooks Automation, Inc.'s Annual Report on Form 10-K/A for the year ended September 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP


Boston, Massachusetts
May 10, 2002